Exhibit 23


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use of our audit report relating to certain financial statements of Exigent International, Inc. dated April 4, 1998 in the Annual Report on Form 10-K filed on behalf of Exigent International, Inc.



Dated:  April 28, 1998            Hoyman, Dobson & Company, P.A.


                                  By:/s/Charles W. Hoyman, Jr.
                                     -------------------------------------------
                                        Charles W. Hoyman, Jr.
                                        Title: President